Exhibit 10.1
Execution Version

SIXTH AMENDMENT AND CONSENT AGREEMENT
This Sixth Amendment and Consent Agreement (this “Agreement”) is entered into as of May 8, 2015, by and among K2M HOLDINGS, INC., a Delaware corporation (“Holdings”), K2M, INC., a Delaware corporation (the “US Borrower”) and K2M UK LIMITED, a company incorporated in England and Wales with company registration number 06950302 and with its registered office at Abbey House, Wellington Way, Broakland Business Park, Weybridge, Surrey KT13 0TT (the “UK Borrower”, and collectively, jointly and severally with the US Borrower, the “Borrower”), the several banks and other financial institutions or entities party hereto, SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and Silicon Valley Bank, as administrative agent and collateral agent for the lenders (in such capacity, the “Administrative Agent”).
WHEREAS, reference is hereby made to that certain Credit Agreement dated as of October 29, 2012 by and among Holdings, Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not otherwise defined herein shall have the same meaning as in the Credit Agreement ); and
WHEREAS, the Loan Parties have advised the Administrative Agent and the Lenders that they intend to undertake to consummate certain intercompany transactions which will result in certain intercompany receivables being extinguished, as such transactions are more particularly described on Schedule 1 annexed hereto (collectively, the “Specified Transactions”);
WHEREAS, without the consent of the Lenders, certain aspects of the Specified Transactions would violate certain terms of the Credit Agreement, and accordingly, the Loan Parties have requested that the Lenders consent to such intercompany transactions and to agree to certain amendments to the Credit Agreement in connection therewith.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Consent to Specified Transactions.

a.
To the extent necessary under the Credit Agreement, the Administrative Agent and the Lenders hereby consent and agree that the consummation of the Specified Transactions shall not, in and of itself, constitute a Default or an Event of Default; provided that, the foregoing agreement and consent is subject to, conditioned upon, and shall only be effective to the extent consummated in accordance with, each of the following terms and conditions:

i.
The aggregate amount of all intercompany Investments in connection with the Specified Transactions shall not exceed $48,000,000, of which amount not more than $25,000,000 shall be funded with proceeds of Revolving Loans; and

ii.
The additional share of Capital Stock issued by UK Borrower in favor of US Borrower (as set forth in item 2 of Schedule 1) shall be of the same class and type and carry the same rights and remedies in favor of the holder thereof as the existing shares of Capital Stock issued by UK Borrower in favor of US Borrower, and, within fifteen (15) days (or such longer period as the Administrative Agent may agree in its discretion) following the issuance of such additional share of Capital Stock, the Loan Parties shall have taken all steps necessary to evidence and confirm the Administrative Agent’s first priority Lien in such Capital Stock (including, without limitation, delivery of the original share certificate therefor to the Administrative Agent, together with an original stock transfer power executed in blank and in form and substance reasonably satisfactory to the Administrative Agent);

Exhibit 10.1
Execution Version

iii.
By no later than July 10, 2015 (or such later date as the Administrative Agent may agree in its discretion), all of the Specified Transactions shall have been consummated and US Borrower shall have received cash proceeds of not less than $42,000,000 in payment in full of the intercompany receivables described on Schedule 1 and, upon receipt of such cash proceeds, US Borrower shall repay in full the amount of Revolving Loans used by US Borrower to fund the Investments described on Schedule 1; and

iv.	Immediately before, and after giving effect to, each Specified Transaction, no Default or Event of Default shall exist (after giving effect to the consents set forth herein).

b.
The Administrative Agent and the Lenders hereby agree that the Investments made by the Loan Parties in connection with the Specified Transactions shall not be included in the amount of Investments otherwise permitted to be made pursuant to clause (f)(iii) of Section 7.8 of the Credit Agreement; provided that, immediately following the consummation of the Specified Transactions, the amount equal to the difference between the aggregate amount of Investments made in connection with the Specified Transactions and the aggregate amount of cash proceeds paid to US Borrower pursuant to clause (a)(iii) above, shall be included in determining compliance with Section 7.8(f)(iii) and, as applicable, Section 7.2(g)(iv).

c.
The Administrative Agent and the Lenders hereby agree that the Loan Parties’ failure to maintain minimum cash and Cash Equivalents with SVB or its Affiliates as required by Section 6.10 of the Credit Agreement, to the extent such failure occurs solely as a result of the Loan Parties’ use of cash on hand to make Investments in connection with the Specified Transactions, shall not constitute an Event of Default.

d.
The consent by the Administrative Agent and the Lenders set forth in clause (a) above: (i) except as expressly set forth herein, shall in no way constitute a modification or waiver of the Administrative Agent’s or any Lender’s rights under the Credit Agreement or any other Loan Documents and (ii) relates solely to the transactions described therein and is not a consent to any related or other transaction, including but not limited to, any other matter relating to, or resulting from, the consummation of any of the Specified Transactions.

2.	Amendment to Credit Agreement. The Credit Agreement is hereby amended by amending and restating clause (f)(iii)(2) of Section 7.8 thereof in its entirety as follows:
“(2) before and immediately after giving effect to the making of any Investment under this clause (f)(iii), Borrower shall have Liquidity of at least $3,000,000;”

3.	Conditions Precedent to Effectiveness. This Agreement shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.	This Agreement shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.

b.
The Agent shall have received evidence acceptable to it that all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Agreement shall have been duly and effectively taken.

c.	All necessary consents and approvals to this Agreement shall have been obtained.

d.	Prior to and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

Exhibit 10.1
Execution Version

e.
Prior to and immediately after giving effect to this Agreement, (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Agreement, are true and correct on and as of the effective date of this Agreement (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

f.	The Lenders and the Administrative Agent shall have received payment from the Borrower of all amounts required to be paid pursuant to Sections 4 and 5 of this Agreement.

4.
Agreement Fee. To induce the Administrative Agent and the Lenders to enter into this Agreement, Borrower hereby agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, an agreement fee in an amount equal to Five Thousand Dollars ($5,000). Such fee shall be fully earned and due and payable in full upon the effective date of this Agreement and Borrower agrees that, once paid, such fee will not be refundable (in whole or in part) under any circumstances.

5.
Costs and Expenses. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent).

6.	Ratification of Loan Documents; Further Assurances.

a.
The Loan Parties hereby ratify, confirm and reaffirm each of the terms and conditions of the Loan Documents to which each is a party. The Loan Parties further acknowledge and agree that (i) except as specifically modified in this Agreement, all terms and conditions of the Loan Documents shall remain in full force and effect, and (ii) this Agreement constitutes a Loan Document and the failure by any Loan Party to comply with any term or condition hereof shall constitute and immediate Event of Default.

b.
The Loan Parties hereby ratify, confirm and reaffirm that all security interests and liens granted pursuant to the Loan Documents secure and shall continue to secure the payment and performance of all of the Obligations pursuant to the Loan Documents, whether now existing or hereafter arising.

c.
The Loan Parties shall cooperate with the Administrative Agent and shall execute and deliver to the Administrative Agent such further instruments and documents as the Administrative Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

7.	Representations and Warranties. The Loan Parties hereby represent, warrant, and covenant to the Administrative Agent and the Lenders as follows:

a.
The Loan Parties hereby represent and warrant as of the date hereof that (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Loan Documents or this Agreement, are true and correct on and as of the effective date of this Agreement (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date), and (ii) no Default or Event of Default exists on the date hereof.

Exhibit 10.1
Execution Version

b.
This Agreement is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

c.
The execution and delivery by each Loan Party of this Agreement and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Agreement, and under the other Loan Documents (i) have been duly authorized by all necessary corporate action on the part of such Loan Party, (ii) will not violate any provisions of the certificate of incorporation or bylaws such Loan Party and (iii) will not constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.
Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and has conducted in a commercially reasonable manner its relationships with each Loan Party in connection with this Agreement and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Agreement in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

8.
No Defenses. The Loan Parties hereby acknowledge and agree that the Loan Parties have no offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, with respect to the Obligations, or otherwise, and that if any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Administrative Agent or the Lenders or any of their respective, officers, directors, employees, attorneys, representatives, successors or assigns, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and each Loan Party hereby RELEASES the Administrative Agent and the Lenders from any liability thereunder.

9.
Continuing Validity. The Loan Parties understand and agree that in modifying the existing Obligations, the Administrative Agent and the Lenders are relying upon the Loan Parties representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. The Administrative Agent’s and the Lenders’ agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate the Administrative Agent or the Lenders to make any future modifications to the Obligations. It is the intention of the Administrative Agent, the Lenders, the Borrower and Holdings to retain all makers of the Loan Documents as liable parties, unless the party is expressly released by the Administrative Agent in writing. No maker will be released by virtue of this Agreement.

10.
Governing Law/Submission To Jurisdiction; Waivers. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference in their entirety and shall apply to the terms of this Agreement.

11.
Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof (save in the case of UK Borrower where delivery of an executed copy of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed version of this Agreement). A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Exhibit 10.1
Execution Version

12.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, permitted successors and assigns.

13.
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Exhibit 10.1
Execution Version

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HOLDINGS:

K2M HOLDINGS, INC.

By: _/s/ Gregory Cole___________________
Name: Gregory Cole
Title: CFO

US BORROWER:

K2M, INC.

By:__/s/ Gregory Cole___    _____________
Name: Gregory Cole
Title: CFO

UK BORROWER:

K2M UK LIMITED

By:__/s/ Gregory Cole_________________
Name: Gregory Cole
Title: Director

[Signature Page to Sixth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By: /s/ Christopher Leary
Name: Christopher Leary
Title: VP

[Signature Page to Sixth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender, and as a Lender

By: /s/ Christopher Leary
Name: Christopher Leary
Title: VP

[Signature Page to Sixth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

COMERICA BANK, as a Lender

By: /s/ Michael Fishback
Name: Michael Fishback
Title: VP

Signature Page to Sixth Amendment and Consent Agreement]

Exhibit 10.1
Execution Version

[Schedule 1 to Sixth Amendment and Consent Agreement]
SCHEDULE 1
“Specified Transactions”
The following transactions to be undertaken by the Loan Parties are, collectively, the “Specified Transactions” and individually, a “Specified Transaction”:
1.    The making of one or more cash Investments by (a) US Borrower in the UK Borrower and in K2M Germany GmbH (“K2M Germany”), and (b) UK Borrower and K2M Germany in K2M Solutions Italy Srl (“K2M Italy”); and
2.    In consideration of the Investment in item 1(a) above, concurrently with the making of such Investment, UK Borrower shall issue one (1) additional share of Capital Stock to US Borrower; and
3.    The repayment in full of certain intercompany receivables due from each of UK Borrower, K2M Germany and K2M Italy to US Borrower and from K2M Germany to UK Borrower as of March 31, 2015.